PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY, NEWARK, NEW JERSEY

INDEX STRATEGIES SPECIFICATIONS SCHEDULE

ANNUITY NUMBER: [001-00001]   EFFECTIVE DATE: [February 1, 2024]

[Point to Point with Cap Index Strategies:

Index	Index Value on Effective Date	Initial Index Term	Initial Index Strategy Base	Guaranteed Minimum Cap Rate	Initial Cap Rate*	Buffer
[MSCI EAFE Index, Price Return (MXEA)]	[0.00]	[1 Year]	[0.00]	[5.00%]	[0,00%]	[10.00%]
[S&P 500® Index, Price Return (SPX)]	[0.00]	[1 Year]	[$0.00]	[5.00%]	[0.00%]	[10.00%]
[MSCI EAFE Index, Price Return (MXEA)]	[0.00]	[1 Year]	[$0.00]	[4.50%]	[0.00%]	[15.00%]
[S&P 500® Index, Price Return (SPX)]	[3,785.38]	[1 Year]	[$100.000.00]	[4.50%]	[13.50%]	[15.00%]
[MSCI EAFE Index, Price Return (MXEA)]	[0.00]	[1 Year]	[$0.00]	[3.00%]	[0.00%]	[30.00%]
[S&P 500® Index, Price Return (SPX)]	[0.00]	[1 Year]	[$0.00]	[3.00%]	[0.00%]	[30.00%]
[MSCI EAFE Index, Price Return (MXEA)]	[0.00]	[3 Year]	[$0.00]	[15.00%]	[0.00%]	[10.00%]
[MSCI EAFE Index, Price Return (MXEA)]	[0.00]	[3 Year]	[$0.00]	[12.00%]	[0.00%]	[20.00%]
[S&P 500® Index, Price Return (SPX)]	[0.00]	[3 Year]	[$0.00]	[15.00%]	[0.00%]	[10.00%]
[S&P 500® Index, Price Return (SPX)]	[0.00]	[3 Year]	[$0.00]	[12.00%]	[0.00%]	[20.00%]
[MSCI EAFE Index, Price Return (MXEA)]	[0.00]	[6 Year]	[$0.00]	[24.00%]	[0.00%]	[20.00%]

P-RILA-SCH-SPC(7/23)-NY   1

[S&P 500® Index, Price Return (SPX)]	[0.00]	[6 Year]	[$0.00]	[24.00%]	[0.00%]	[20.00%]
MSCI EAFE Index, Price Return (MXEA)]	[0.00]	[6 Year]	[$0.00]	[18.00%]	[0.00%]	[30.00%]
[S&P 500® Index, Price Return (SPX)]	[0.00]	[6 Year]	[$0.00]	[18.00%]	[0.00%]	[30.00%]

* The Initial Cap Rate will show a 0% for Index Strategies when you have not made an allocation at issuance.]

[Tiered Participation Index Strategies:

Index	Index Value on Effective Date	Initial Index Term	Initial Index Strategy Base	Initial Tier 1 Participation Rate **	Initial Tier 2 Participation Rate **	Tier Level **	Buffer
[MSCI EAFE Index, Price Return (MXEA)]	[0.00]	[6 Year]	[$0.00]	[0%]	[0%]	[0.00%]	[10.00%]
[S&P 500® Index, Price Return (SPX)]	[0.00]	[6 Year]	[$0.00]	[0%]	[0%]	[0.00%]	[10.00%]

** The Initial Tier 1 Participation Rate, Initial Tier 2 Participation Rate and Tier Level will show a 0% for Index Strategies when you have not made an allocation at issuance.]

Guaranteed Minimum Participation Rate: [100%]

Guaranteed Maximum Tier Level: [35%]]

[Dual Directional Index Strategies

Index	Index Value on Effective Date	Initial Index Term	Initial Index Strategy Base	Guaranteed Minimum Cap Rate	Initial Cap Rate***	Buffer
[S&P 500® Index, Price Return (SPX)]	[0.00]	[1 Year]	[$0.00]	[5.00%]	[0.00%]	[10.00%]
[S&P 500® Index, Price Return (SPX)]	[0.00]	[6 Year]	[$0.00]	[30.00%]	[0.00%]	[10.00%]
[S&P 500® Index, Price Return (SPX)]	[0.00]	[6 Year]	[$0.00]	[27.00%]	[0.00%]	[15.00%]
[S&P 500® Index, Price Return (SPX)]	[0.00]	[6 Year]	[$0.00]	[24.00%]	[0.00%]	[20.00%]

*** The Initial Cap Rate will show a 0% for Index Strategies when you have not made an allocation at issuance.]

Market Value Index Rate: [Bloomberg U.S. Intermediate Credit Yield to Worst]

IMPORTANT DISCLOSURES:

P-RILA-SCH-SPC(7/23)-NY 2

P-RILA-SCH-SPC(7/23)-NY 3 [S&P 500®: The Prudential FlexGuard is not sponsored, endorsed, sold or promoted by Standard & Poor's Financial Services LLC ("S&P"). Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of Prudential FlexGuard or any member of the public regarding the advisability of investing generally or purchasing Prudential FlexGuard particularly or the ability of the S&P 500 Index (the "Index") to track general stock market performance. S&P's only relationship to Prudential is the licensing of certain trademarks and trade names of S&P and of the Index which is determined, composed and calculated by S&P without regard to Prudential or Prudential FlexGuard. S&P has no obligation to take the needs of Prudential or the owners of Prudential FlexGuard into consideration in determining, composing or calculating the Index. S&P is not responsible for and has not participated in the determination of the prices and amount of Prudential FlexGuard or the timing of the issuance or sale of Prudential FlexGuard or in the determination or calculation of the equation by which Prudential FlexGuard may be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of Prudential FlexGuard. NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. The S&P®, S&P 500® are trademarks of Standard & Poor's Financial Services LLC and have been licensed for use by Prudential.MSCI EAFE: THE PRUDENTIAL FLEXGUARD INDEX LINKED VARIABLE ANNUITY (“PRUDENTIAL FLEXGUARD”) IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"). ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREA TING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY PRUDENTIAL. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY OR OWNERS OF PRUDENTIAL FLEXGUARD OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING GENERALLY OR PURCHASING PRUDENTIAL FLEXGUARD OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO PRUDENTIAL FLEXGUARD OR PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY OR OWNERS OF PRUDENTIAL FLEXGUARD OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY OR OWNERS OF PRUDENTIAL FLEXGUARD OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF PRUDENTIAL FLEXGUARD TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHlCH PRUDENTIAL FLEXGUARD IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO PRUCO LIFE INSURANCE COMPANY OF NEW JERSEYOR OWNERS OF PRUDENTIAL FLEXGUARD OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND.

P-RILA-SCH-SPC(7/23)-NY 4 ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALlTY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY PRUCO LIFE INSURANCE COMPANY OF NEW JERSEYOF PRUDENTIAL FLEXGUARD OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OFANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILlTY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARITES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILlTY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILlTY OF SUCH DAMAGES. No purchaser, seller or holder of this product or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCl's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.Bloomberg U.S. Intermediate Credit Index:Bloomberg®” and Bloomberg U.S Intermediate Credit Index are service marks of Bloomberg Finance L.P. and its affiliates, including Bloomberg Index Services Limited (“BISL”), the administrator of the index (collectively, “Bloomberg”), and have been licensed for use for certain purposes by Pruco Life Insurance Company of New Jersey. The Prudential FlexGuard is not sponsored, endorsed, sold or promoted by Bloomberg. Bloomberg does not make any representation or warranty, express or implied, to the owners of or counterparties to Prudential FlexGuard or any member of the public regarding the advisability of investing in securities generally or in Prudential FlexGuard particularly. The only relationship of Bloomberg to Pruco Life Insurance Company of New Jersey is the licensing of certain trademarks, trade names and service marks and of the Bloomberg U.S Intermediate Credit Index, which is determined, composed and calculated by BISL without regard to Pruco Life Insurance Company of New Jersey or Prudential FlexGuard. Bloomberg has no obligation to take the needs of Pruco Life Insurance Company of New Jersey or the owners of Prudential FlexGuard into consideration in determining, composing or calculating the Bloomberg U.S Intermediate Credit Index. Bloomberg is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of Prudential FlexGuard to be issued. Bloomberg shall not have any obligation or liability, including, without limitation, to Prudential FlexGuard customers, in connection with the administration, marketing or trading of Prudential FlexGuard. BLOOMBERG DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG U.S. INTERMEDIATE CREDIT INDEX OR ANY DATA RELATED THERETO AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. BLOOMBERG DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY, OWNERS OF PRUDENTIAL FLEXGUARD OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG U.S. INTERMEDIATE CREDIT INDEX OR ANY DATA RELATED THERETO. BLOOMBERG DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG U.S. INTERMEDIATE CREDIT INDEX OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS, AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES—WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE—ARISING IN CONNECTION WITH PRUDENTIAL FLEXGUARD OR BLOOMBERG U.S. INTERMEDIATE CREDIT INDEX OR ANY DATA OR VALUES RELATING THERETO—WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.]